                                                                    EXHIBIT 10.2

                                FLOYD W. GLISSON
                             EMPLOYMENT ARRANGEMENT


Term:          1/1/2001 to 6/30/2005 unless earlier terminated

Salary:        1/1/2001 to 6/30/2001 $250,000 per year
               7/1/2001 to 6/30/2002 $275,000 per year
               7/1/2002 to 6/30/2003 $300,000 per year
               7/1/2003 to 6/30/2005 $300,000 + discretionary merit increase

Bonus for 7/1/2000 to 6/30/2001 scaled ratably for actual net income (after bonuses except for this one) within these parameters:

               Net Income                   Bonus Amount
               ----------                   ------------
               Below $3,085,000             None
               $3,085,000                   $187,500
               $4,114,000                   $250,000
               $6,171,000 or more           $375,000

Bonus for 7/1/2001 to 6/30/2005 scaled ratably for actual net income (after bonuses except for this one) within these parameters:

               Net Income %
               Of Profit Plan               Bonus Amount
               --------------               ------------
               Below 75%                    None
               75%                          45% of annual salary
               150%                         90% of annual salary


Bonus is earned by Executive on completion of the fiscal year and in the case of termination by Employer for anything other than cause, a prorated bonus is earned by Executive for the portion of the current fiscal year based on month-to-date net income as a percent of month-to-date profit plan net income.

Severance Pay          160% of annual salary for termination by Employer for
                       anything other than cause, death or disability or for termination by Executive after a change of control or for good reason including assignment to Executive by Employer of duties inconsistent with CEO of a public company.

Restricted Stock       Effective March 12, 2001, Executive agrees to surrender
                       stock options for 300,000 shares granted on July 17, 1998, and Employer grants Executive 300,000 shares of common stock, all shares subject to repurchase by the Company that will terminate as to one-half of the shares on June 30, 2003, and with respect to the remainder of the shares on June 30, 2005.

Repurchase             Upon termination by Employer for any reason other than
                       cause before June 30, 2003, the Company's repurchase right will be applied pro-rata to the first 150,000 shares, such pro-rata portion calculated as a percentage of the number of days from the date of termination through June 30, 2003 to the total number of days from July 1, 2000 through June 30, 2003 (and the Company also has the right to repurchase all of the remaining 150,000 shares). If such termination occurs after June 30, 2003, the Company's repurchase right will be applied pro-rata to the remaining 150,000 shares still subject to such repurchase right, such pro-rata portion calculated as a percentage of the number of days from the date of termination through June 30, 2005 to the total number of days from July 1, 2003 through June 30, 2005.

                       In the event of a change of control or termination by Executive for good reason, the Company's repurchase right shall terminate immediately.

Cause                  Failure to carry out the duties of the position;
                       committing a felony that reasonably prohibits Executive from obtaining finding of suitability; chronic use of alcohol or drug abuse that materially interferes with Executive's performance of duties; any act or omission by Executive which substantially impairs Employer's business, goodwill or reputation; material violation of this agreement by Executive.

Good Reason            Assignment to Executive by Employer of duties materially
                       inconsistent with his status as CEO of Employer, or other material diminution of authority, title or duties;
                       material violation of this agreement by Employer.

                                       16